UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2022

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.00% Notes due 2027	SAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on July 9, 2020, Saratoga Investment Corp. (the “Company”) entered into the Notes Purchase Agreement (the “Notes Purchase Agreement”) governing the issuance of its 7.75% Notes due 2025 in the aggregate principal amount of $5.0 million to an institutional investor (the “Purchaser”) in a private placement. Pursuant to the terms of the Notes Purchase Agreement, upon the mutual agreement of the Company and the Purchaser, the Company may issue additional notes with modified pricing terms, in the aggregate, up to a maximum of $50.0 million in one or more private offerings. As previously disclosed, on January 28, 2021, the Company entered into the First Supplemental Notes Purchase Agreement (the “First Supplemental Agreement”) governing the issuance of its 6.25% Notes due 2027 in the aggregate principal amount of $10.0 million to the Purchaser in a private placement.

On September 8, 2022, the Company entered into the Second Supplemental Notes Purchase Agreement (the “Second Supplemental Agreement”) governing the issuance of its 7.00% Notes due 2025 (the “Notes”) in the aggregate principal amount of $12.0 million to the Purchaser in a private placement. In addition, pursuant to the Second Supplement Agreement, upon the mutual agreement of the Company and the Purchaser, the Purchaser may purchase from the Company up to an additional $8.0 million in aggregate principal amount of the Notes by September 30, 2022. The Notes were delivered and paid for on September 8, 2022. Upon the issuance of the Notes, the outstanding aggregate principal amount of the Company’s unsecured notes held by the Purchaser under the Notes Purchase Agreement, the First Supplemental Agreement and the Second Supplemental Agreement, collectively, is $27.0 million.

In connection with the issuance of the Notes, on September 8, 2022, the Company and U.S. Bank Trust Company, National Association, as trustee (as successor in interest to U.S. Bank National Association) (the “Trustee”), entered into a Eleventh Supplemental Indenture (the “Eleventh Supplemental Indenture”) to the Base Indenture, dated May 10, 2013, between the Company and the Trustee (the “Base Indenture”; and together with the Eleventh Supplemental Indenture, the “Indenture”). As set forth in the Eleventh Supplemental Indenture, the Notes have a fixed interest rate of 7.00% per year. The Company will pay interest on the Notes on February 28, May 31, August 31 and November 30 each year, beginning on November 30, 2022. The Notes will mature on September 8, 2025, unless extended to September 8, 2027 by mutual agreement of the Company and the Purchaser. The Company may redeem the Notes, in whole or in part, at any time or from time to time on or after September 8, 2024 at the redemption price of par, plus accrued interest.

The net proceeds to the Company from the issuance of the Notes was approximately $11,560,000, based on an offering price of 100% of par, after deducting customary fees and offering expenses payable by the Company. The Company intends to use the net proceeds from the offering of the Notes to make investments in middle-market companies in accordance with its investment objective and strategies and for general corporate purposes.

The Notes are the direct unsecured obligations of the Company and rank pari passu with all existing and future unsubordinated unsecured indebtedness issued by the Company, senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes, effectively subordinated to all of the existing and future secured indebtedness issued by the Company (including indebtedness that is initially unsecured in respect of which the Company subsequently grants security) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Company’s senior secured revolving credit facility, as amended, and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

The Indenture contains certain covenants, including certain covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the U.S. Securities and Exchange Commission (the “SEC”); to agree that for the period of time during which the Notes are outstanding, the Company will not declare any dividend (except a dividend payable in our stock), or declare any other distribution, upon a class of our capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the 1940 Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to the Company from time to time or any successor provisions thereto of the 1940 Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and in each case giving effect to (i) any exemptive relief granted to the Company by the SEC, and (ii) any SEC no-action relief granted by the SEC to another business development company (“BDC”) (or to the Company if it determines to seek such similar no-action or other relief) permitting the BDC to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by such provisions of Section 61(a)(2) of the 1940 Act as may be applicable to the Company from time to time; and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The foregoing descriptions of the Second Supplemental Agreement, the Eleventh Supplemental Indenture, and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Supplemental Agreement, the Eleventh Supplemental Indenture, and the form of the Notes, each of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending November 30, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: September 12, 2022	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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